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As filed with the Securities and Exchange Commission on June 8, 2006

Registration No. 333-134553
333-134553-01
333-134553-02
333-134553-03
333-134553-04
333-134553-05
333-134553-06

333-121067

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lehman Brothers Holdings Inc.	Delaware	13-3216325
Lehman Brothers Holdings Capital Trust VII	Delaware	20-6366362
Lehman Brothers Holdings Capital Trust VIII	Delaware	20-6367811
Lehman Brothers Holdings Capital Trust IX	Delaware	20-6367828
Lehman Brothers Holdings Capital Trust X	Delaware	20-6367855
Lehman Brothers Holdings Capital Trust XI	Delaware	20-6367875
Lehman Brothers Holdings Capital Trust XII	Delaware	20-6856685
(Exact Name of Registrant as Specified in its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas A. Russo, Esq.
Lehman Brothers Holdings Inc.
745 Seventh Avenue
New York, New York 10019
(212) 526-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Andrew R. Keller, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Barrett S. DiPaolo, Esq. Lehman Brothers Holdings Inc. 1301 Avenue of the Americas New York, New York 10019 (212) 526-7000

Approximate Date of Commencement of Proposed Sale of the Securities to the Public:
From time to time after the effective date of this Registration Statement, as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  / /

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  /x/

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  / /

        If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  /x/

        If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  / /

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-134553) of Lehman Brothers Holdings Inc., Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Trust XI and Lehman Brothers Holdings Capital Trust XII is being filed solely for the purpose of replacing Note (4) to the "Calculation of Registration Fee" table thereto with the following Note (4) and no other changes or additions are being made hereby to the prospectuses that form a part of the Registration Statement. Accordingly, such prospectuses are being omitted from this filing.

(4)
Pursuant to Rules 456(b) and 457(r), the Registrants elect to defer payment of all of the registration fees, except for $1,229,271.37 which has already been paid with respect to $10,367,641,251 aggregate initial offering price of securities of the Registrants previously registered and remaining unissued under the Registration Statement on Form S-3 (No. 333-121067) of the Registrants. Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

        The following are the estimated expenses to be incurred and paid by the Registrants in connection with the offerings described in this Registration Statement (other than underwriting discounts and commissions).

SEC registration fee	$	*
NASD fee		75,500
Rating Agency fees		1,000,000
Exchange listing fees		250,000
Legal fees and expenses		500,000
Accounting fees and expenses		200,000
Transfer Agent and Trustees fees and expenses		650,000
Blue Sky qualification fees and expenses		15,000
Printing and engraving fees and expenses		600,000
Miscellaneous fees and expenses		404,500

Total	$	*

*
Deferred in reliance upon Rules 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers

        Lehman Brothers is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending, or completed legal action, suit, or proceedings, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe such person's conduct was illegal, provided that, in an action by or in the right of a corporation, a corporation may indemnify only for expenses and no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation in the performance of such person's duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, Lehman Brothers must indemnify such person against the expenses which such officer or director actually and reasonably incurred.

        Lehman Brothers' certificate of incorporation provides that the liability of Lehman Brothers' directors to Lehman Brothers or to Lehman Brothers' stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (a) breaches of duty of loyalty to Lehman Brothers or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (d) for any transaction from which the director derives an improper personal benefit.

        The effect of these provisions is to eliminate the rights of Lehman Brothers and its stockholders to recover monetary damages against a director for breach of fiduciary duty of care as a director

(including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of Lehman Brothers or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's fiduciary duty of care. In addition, these provisions do not alter the liability of directors under federal securities law.

        Lehman Brothers' by-laws provide that Lehman Brothers will indemnify each present and former director or officer of Lehman Brothers to the full extent and in the manner permitted by Delaware law.

        Lehman Brothers has purchased liability insurance for its officers and directors as permitted by Section 145 of the General Corporation Law of the State of Delaware.

        The Declaration of each Trust also provides that Lehman Brothers Holdings will indemnify, to the full extent permitted by law, any Regular Trustee, affiliate of any Regular Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Regular Trustee or any affiliate thereof; or any officer, employee or agent of such Trust or its affiliates (each, a "Debenture Issuer Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such Trust) by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Debenture Issuer Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of such Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Declaration of each Trust also provides that Lehman Brothers Holdings shall indemnify, to the full extent permitted by law, any Debenture Issuer Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Debenture Issuer Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Debenture Issuer Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Trust further provides that expenses (including attorneys' fees) incurred by a Debenture Issuer Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by Lehman Brothers Holdings in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Debenture Issuer Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Lehman Brothers Holdings as authorized in the Declaration.

        Any underwriting agreement or agency agreement with respect to an offering of securities registered hereunder will provide for indemnification of Lehman Brothers Holdings and its officers and directors and the Trustees who signed this Registration Statement by the underwriters or agents, as the case may be, against certain liabilities including liabilities under the Securities Act of 1933 (the "Act").

Item 16. Exhibits

        The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

Item 17. Undertakings

	Each of the undersigned Registrants hereby undertakes:
a)	1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

		ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

		provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Lehman Brothers Holdings pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
	2)
		That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	4)	That, for the purpose of determining liability under the Act to any purchaser:

		i) Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
	5)	That, for the purpose of determining liability of the Registrants under the Act to any purchaser in the initial distribution of the securities:

The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
i) Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;
ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and
iv) Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.
b)
That, for purposes of determining any liability under the Act, each filing of Lehman Brothers Holdings' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c)
Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 7, 2006.

LEHMAN BROTHERS HOLDINGS INC.
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Vice President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Dated: June 7, 2006

Signature	Title

* Richard S. Fuld, Jr.	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Christopher M. O'Meara	Chief Financial Officer, Controller and Executive Vice President (principal financial and accounting officer)
* Michael L. Ainslie	Director
* John F. Akers	Director
* Roger S. Berlind	Director
* Thomas H. Cruikshank	Director
* Marsha Johnson Evans	Director
* Sir Christopher Gent	Director
* Roland A. Hernandez	Director
* Henry Kaufman	Director
* John D. Macomber	Director
*By:	/s/ BARRETT S. DIPAOLO Name: Barrett S. DiPaolo Title: Attorney-in-fact

        Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Capital Trust VII, Lehman Brothers Holdings Capital Trust VIII, Lehman Brothers Holdings Capital Trust IX, Lehman Brothers Holdings Capital Trust X, Lehman Brothers Holdings Capital Trust XI and Lehman Brothers Holdings Capital Trust XII each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 7, 2006.

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST VIII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST IX
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee

LEHMAN BROTHERS HOLDINGS CAPITAL TRUST X
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XI
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
LEHMAN BROTHERS HOLDINGS CAPITAL TRUST XII
By:	/s/ JEFFREY A. WELIKSON Jeffrey A. Welikson Trustee
By:	/s/ BARRETT S. DIPAOLO Barrett S. DiPaolo Trustee
By:	/s/ JAMES J. KILLERLANE III James J. Killerlane III Trustee

EXHIBIT INDEX

1.01	Form of underwriting agreement for debt securities*
1.02	Form of underwriting agreement (including delayed delivery contract) for debt securities, warrants, purchase contracts and units*
1.03	Form of underwriting agreement for preferred stock*
1.04	Form of underwriting agreement for depositary shares
1.05	Form of underwriting agreement for common stock*
1.06	Form of underwriting agreement for trust preferred securities*
1.07	Form of Distribution Agreement for Medium Term Notes of Lehman Brothers Holdings Inc.**
1.08	Form of Distribution Agreement for Lehman Notes of Lehman Brothers Holdings Inc.**
4.01
Standard multiple series indenture provisions with respect to the senior and subordinated debt securities
— Incorporated by reference to Exhibit 4(a) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.02
Indenture with respect to the senior debt securities
— Incorporated by reference to Exhibit 4(b) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-16141) filed with the SEC on November 16, 1987
4.03	First supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(m) of Registration Statement (No. 33-25797) filed with the SEC on November 25, 1988
4.04	Second supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(e) of Registration Statement (No. 33-49062) filed with the SEC on June 30, 1992
4.05	Third supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(f) of Registration Statement (No. 33-46146) filed with the SEC on March 10, 1992
4.06	Fourth supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(f) of Form 8-A filed with the SEC on October 7, 1993
4.07
Fifth supplemental indenture with respect to the senior debt securities
— Incorporated by reference to Exhibit 4(h) of Post-Effective Amendment No. 1 to Registration Statement (No. 33-56615) filed with the SEC on August 24, 1995
4.08	Sixth supplemental indenture with respect to the senior debt securities — Incorporated by reference to Exhibit 4(h) of S-3 Registration Statement (No. 333-38227) filed with the SEC on October 17, 1997
4.09	Form of senior debt security—fixed rate note — Incorporated by reference to Exhibit 4.09 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001

4.10	Form of senior debt security—variable rate note — Incorporated by reference to Exhibit 4.10 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.11	Form of senior debt security—zero coupon note — Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on April 27, 1988
4.12	Form of senior debt security—index note — Incorporated by reference to Exhibit 4.12 of S-3 Registration Statement (No. 333-61878) filed with the SEC on May 30, 2001
4.13	Form of senior debt security—medium-term note (fixed rate)**
4.14	Form of senior debt security—medium-term note (floating rate)**
4.15	Senior debt security—medium term note—(Lehman Notes—master note)**
4.16	Form of senior debt security—medium term note (Synthetic Convertibles)**
4.17	Form of senior debt security—medium term note (YEELDS)**
4.18	Form of senior debt security—medium term note (RANGERS)**
4.19	Form of senior debt security—medium term note (RANGERS Plus)**
4.20	Form of senior debt security—medium-term note (indexed)*
4.21	Indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 2 of Form 8-A filed with the SEC on February 8, 1996
4.22	First supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 3 of Form 8-A filed with the SEC on February 8, 1996
4.23	Second supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on January 27, 1999
4.24	Third supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on April 20, 1999
4.25	Fourth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on March 17, 2003
4.26	Fifth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on October 31, 2003
4.27	Sixth supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on April 22, 2004
4.28	Seventh supplemental indenture with respect to the subordinated debt securities — Incorporated by reference to Exhibit 4.01 of Form 8-K filed with the SEC on January 18, 2005

4.29	Form of subordinated debt security — Incorporated by reference to Exhibit 4.17 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.30	Form of subordinated debt security to be issued to each trust — Incorporated by reference to Exhibit 4.18 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.31	Certificate(s) of designations with respect to the offered preferred stock*
4.32
Form of deposit agreement with respect to the depositary shares (including the form of depositary receipt to be issued thereunder)
— Incorporated by reference to Exhibit 4.20 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.33	Form of Warrant Agreement, including form of warrant.*
4.34	Form of Prepaid Unit Agreement, including form of prepaid unit certificate.*
4.35	Form of Non-Prepaid Unit Agreement.*
4.36	Form of Prepaid Purchase Contract.*
4.37	Form of Non-Prepaid Purchase Contract.*
4.38
Specimen of certificate representing Lehman Brothers Holdings Inc.'s common stock, par value $0.10 per share
— Incorporated by reference to Exhibit 4.9 of S-4 Registration Statement (No. 333-108025) filed with the SEC on September 17, 2003
4.39	Certificate of Trust of Lehman Brothers Holdings Capital Trust VII — Incorporated by reference to Exhibit 4.34 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.40	Certificate of Trust of Lehman Brothers Holdings Capital Trust VIII — Incorporated by reference to Exhibit 4.35 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.41	Certificate of Trust of Lehman Brothers Holdings Capital Trust IX — Incorporated by reference to Exhibit 4.36 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.42	Certificate of Trust of Lehman Brothers Holdings Capital Trust X — Incorporated by reference to Exhibit 4.37 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.43	Certificate of Trust of Lehman Brothers Holdings Capital Trust XI — Incorporated by reference to Exhibit 4.38 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.44	Certificate of Trust of Lehman Brothers Holdings Capital Trust XII — Incorporated by reference to Exhibit 4.39 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.45	Declaration of Trust of Lehman Brothers Holdings Capital Trust VII — Incorporated by reference to Exhibit 4.40 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004

4.46	Declaration of Trust of Lehman Brothers Holdings Capital Trust VIII — Incorporated by reference to Exhibit 4.41 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.47	Declaration of Trust of Lehman Brothers Holdings Capital Trust IX — Incorporated by reference to Exhibit 4.42 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.48	Declaration of Trust of Lehman Brothers Holdings Capital Trust X — Incorporated by reference to Exhibit 4.43 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.49	Declaration of Trust of Lehman Brothers Holdings Capital Trust XI — Incorporated by reference to Exhibit 4.44 of S-3 Registration Statement (No. 333-12106) filed with the SEC on December 8, 2004
4.50	Declaration of Trust of Lehman Brothers Holdings Capital Trust XII — Incorporated by reference to Exhibit 4.45 of S-3 Registration Statement (No. 333-12106) filed with the SEC on May 17, 2005
4.51
Form of Amended and Restated Declaration of Trust for each trust (including the forms of preferred security and common security to be issued thereunder)
— Incorporated by reference to Exhbit 4.31 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.52	Form of Guarantee with respect to the preferred securities of each trust — Incorporated by reference to Exhibit 4.32 of S-3 Registration Statement (No. 333-60474) filed with the SEC on May 9, 2001
4.53
Restated Certificate of Incorporation of Lehman Brothers Holdings dated May 27, 1994
— Incorporated by reference to Exhibit 3.1 to Transition Report on Form 10-K for the eleven months ended November 30, 1994
4.54	Certificate of Designations with respect to the 5.94% Cumulative Preferred Stock, Series C — Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on May 13, 1998
4.55	Certificate of Designations with respect to the 5.67% Cumulative Preferred Stock, Series D — Incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed with the SEC on July 23, 1998
4.56
Certificate of Designations with respect to the Fixed/Adjustable Rate Cumulative Preferred Stock, Series E
— Incorporated by reference to Exhibit 4.2 of Current Report on Form 8-K filed with the SEC on March 30, 2000
4.57
Certificate of Amendment of the Restated Certificate of Incorporation of Lehman Brothers Holdings dated April 9, 2001
— Incorporated by reference to Exhibit 3.5 of Quarterly Report on Form 10-Q filed with the SEC on April 16, 2001
4.58
Certificate of Designations with respect to the 6.50% Cumulative Preferred Stock, Series F
— Incorporated by reference to Exhibit 4.01 of Current Report on Form 8-K filed with the SEC on August 26, 2003

4.59
Certificate of Designations with respect to the Floating Rate Cumulative Preferred Stock, Series G
— Incorporated by reference to Exhibit 4.1 of Current Report on Form 8-K filed with the SEC on January 30, 2004
4.60	Certificate of Increase of the Registrant's Floating Rate Cumulative Preferred Stock, Series G — Incorporated by reference to Exhibit 4.1 of Form 8-K filed with the SEC on August 16, 2004
4.61
Certificate of Amendment of the Restated Certificate of Incorporation of Lehman Brothers Holdings dated April 5, 2006
— Incorporated by reference to Exhibit 3.08 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
4.62	Amended and Restated By-Laws of Lehman Brothers Holdings, amended as of April 5, 2006 — Incorporated by reference to Exhibit 3.09 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
5.01
Opinion and consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings, as to the validity of the debt securities, warrants, purchase contracts, preferred stock, depositary shares, common stock, units, and guarantees being registered**
5.02	Opinion and consent of Richards, Layton & Finger, P.A., as to the validity of the trust preferred securities being registered**
8.01	Opinion and consent of Simpson Thacher & Bartlett LLP regarding certain tax matters**
12.01
Computation in support of ratio of earnings to fixed charges
— Incorporated by reference to Exhibit 12.01 of Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and Exhibit 12.01 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
12.02
Computation in support of ratio of earnings to combined fixed charges and preferred stock dividends
— Incorporated by reference to Exhibit 12.01 of Annual Report on Form 10-K for the fiscal year ended November 30, 2005 and Exhibit 12.01 of Quarterly Report on Form 10-Q filed with the SEC on April 10, 2006
15.01	Letter re unaudited interim financial information**
23.01	Consent of Barrett S. DiPaolo, Associate General Counsel of Lehman Brothers Holdings**
23.02	Consent of Richards, Layton & Finger, P.A.**
23.03	Consent of Ernst & Young LLP**
23.04	Consent of Simpson Thacher & Bartlett LLP**
24.01	Powers of attorney**
25.1	Form T-1 statement of eligibility and qualification under the Trust Indenture Act of 1939 (a "Form T-1") of Citibank, N.A. as trustee under the indenture with respect to the senior debt securities**
25.2	Form T-1 of JPMorgan Chase Bank, N.A. ("JPM Chase") as trustee under the indenture with respect to the subordinated debt securities**

25.3	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VII**
25.4	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust VIII**
25.5	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust IX**
25.6	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust X**
25.7	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XI**
25.8	Form T-1 of JPM Chase as trustee under the declaration of trust of Lehman Brothers Holdings Capital Trust XII**
25.9	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VII**
25.10	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust VIII**
25.11	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust IX**
25.12	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust X**
25.13	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XI**
25.14	Form T-1 of JPM Chase as trustee under the guarantee for the benefit of holders of trust preferred securities of Lehman Brothers Holdings Capital Trust XII**
*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Previously filed as an exhibit to this Registration Statement.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses Of Issuance And Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX